CONSENT OF ERNST & YOUNG LLP,
INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM


We consent to the references
to our firm under the caption
Financial Highlights in the
Institutional Shares Institutional
Service Shares and Class Y
Shares Prospectuses and Independent
Registered Public Accounting Firm
in the Institutional Shares and
Institutional Service Shares
Statement of Additional Information
and in the Class Y Shares Statement
of Additional Information for
Federated U.S. Government Securities
Fund: 1-3 Years  in Post-Effective
Amendment Number 40 to the
Registration Statement (Form N-1A,
No. 2-89028) of Federated U.S.
Government Securities Fund: 1-3 Years,
and to the incorporation by
reference therein of our report
dated April 7, 2006 on the financial
statements and financial highlights
of Federated U.S. Government Securities
Fund: 1-3 Years included in the
Annual Report to Shareholders for
the fiscal year ended February 28, 2006.






Boston, Massachusetts
April 25, 2006